Exhibit 99.1

OptimizeRx Reports Third Quarter 2026 Financial Results and Updates Fiscal Year 2026 Guidance
-Q3 revenue totals $21.6 million
-Q3 net income and adjusted EBITDA of $1.2 million and $6.3 million
-2026 revenue guidance updated to $87-$93 million; adjusted EBITDA guidance unchanged at $21-$25 million
-Repaid $9.3 million in debt principal since June 30, 2026, reducing current outstanding principal to $10.4 million

WALTHAM, MA. – November 11, 2026 – OptimizeRx Corp. (the “Company”) (Nasdaq: OPRX), a leading provider of healthcare technology solutions helping life sciences companies reach and engage healthcare professionals (HCPs) and patients, today announced results for the three months ended September 30, 2026.
Financial Highlights
•Revenue decreased 17% to $21.6 million in Q3 2026, compared to $26.1 million in Q3 2025.
•GAAP net income of $1.2 million or $0.06 per basic and diluted share in Q3 2026, compared to GAAP net income of $0.8 million, or $0.04 per basic and diluted share, in Q3 2025.
•Non-GAAP net income of $3.8 million, or $0.20 per diluted share in Q3 2026, compared to Non-GAAP net income of $3.1 million or $0.16 per diluted share, in Q3 2025. (See *Non-GAAP Measures below)
•Adjusted EBITDA of $6.3 million in Q3 2026 compared to $5.1 million in Q3 2025. (See *Non-GAAP Measures below)
•Operating cash flow was $12.9 million for the nine months ended September 30, 2026 and the Company had cash and cash equivalents of $22.3 million as of September 30, 2026 compared to $23.4 million as of December 31, 2025.
Stephen L. Silvestro, OptimizeRx CEO commented, “Third quarter revenue and adjusted EBITDA both exceeded consensus expectations, reflecting continued margin expansion, disciplined execution, and the resilience of our operating model. While revenue declined year-over-year, adjusted EBITDA increased approximately 23%, with adjusted EBITDA margins expanding over 900 basis points, demonstrating the benefits of our improved product mix and cost management initiatives.
“While in-year contracted revenue continues to track below prior-year levels, resulting in a revision to our full-year 2026 revenue outlook, we remain encouraged by the growth we are seeing in contracted revenue for 2027, highlighting a start to a strong RFP season. We are seeing expanding opportunities within key accounts, renewed spending in the fourth quarter from a previously significant customer, and indications of pent-up demand as customers execute against their marketing budgets for the 2027 RFP season. We believe these developments, along with our continued focus on strengthening our commercial leadership and broadening our product capabilities, position us to capture additional demand and support future growth.
“More importantly, we believe OptimizeRx is uniquely positioned for the next evolution of healthcare marketing through three fundamental competitive advantages: our proven and increasingly scalable artificial intelligence (AI)-enabled platform, our proprietary healthcare data and solutions that are difficult to replicate or disintermediate, and our deeply integrated EHR network with substantial reach and meaningful barriers to entry. Our Dynamic Audience Activation Platform and expanding AI-enabled audience intelligence capabilities demonstrate the value of these investments, while our partnerships with DeepIntent, The Trade Desk, and PulsePoint are broadening programmatic access to our proprietary network. Together, these initiatives create opportunities to increase network utilization, expand customer reach, and capture a greater share of pharmaceutical marketing budgets. We believe the progress we've made throughout 2026 has established a stronger foundation for sustainable, profitable growth and long-term shareholder value creation.”

Exhibit 99.1

	Rolling Twelve Months Ended September 30,
Key Performance Indicators (KPIs)**	2026	2025
	(in thousands, except percentages)
Average revenue per top 20 pharmaceutical manufacturer	$2,504	$3,087
Percent of total revenue attributable to top 20 pharmaceutical manufacturers	53%	56%
Net revenue retention	83%	121%
Revenue per average full-time employee	$706	$820

2026 Financial Outlook
The Company is updating its fiscal year 2026 guidance, and now expects revenue of $87 million to $93 million and adjusted EBITDA of $21 million to $25 million.
Conference Call
Date:            Wednesday, November 11, 2026
Time:            4:30 p.m. Eastern Time (1:30 p.m. Pacific Time)
Toll Free:        1-877-407-9716
International:        1-201-493-6779
Conference ID:        13763502
Call Me:    https://callme.viavid.com/viavid/?callme=true&passcode=13760191&h=true&info=company-email&r=true&B=6
Webcast:         https://viavid.webcasts.com/starthere.jsp?ei=1780405&tp_key=07d90b8ba4
Webcast Replay:     The archived webcast will be on the investor relations section of the OptimizeRx website.

Individual Meeting Invitation

As part of our ongoing investor outreach efforts, OptimizeRx management has dedicated time to hosting individual meetings with portfolio managers and analysts. If you are interested in scheduling a meeting with OptimizeRx management, please contact: adsilva@optimizerx.com or dfarrell@lifesciadvisors.com.
*Non-GAAP Measures
In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings release also contains non-GAAP financial measures. The reasons why we believe these measures provide useful information to investors and, for historical periods, a reconciliation of these measures to the most directly comparable GAAP measures are included in the supplemental tables that follow.
Although the Company provides guidance for adjusted EBITDA, a non-GAAP financial measure, it is not able to provide guidance to the most directly comparable GAAP measure. Reconciliations for forward-looking figures would require unreasonable effort at this time because of the uncertainty and variability of the nature and amount of certain components of various necessary GAAP components, including, for example, those related to compensation, acquisition expenses, other income, amortization or others that may arise during the year, and the Company’s management believes such reconciliations would imply a degree of precision that would be confusing or misleading to investors. For the same reasons, the Company is unable to address the probable significance of the unavailable information.
**Definition of Key Performance Indicators
Top 20 pharmaceutical manufacturers: We have updated the definition of “top 20 pharmaceutical manufacturers” in our key performance indicators to be based upon Fierce Pharma’s most updated list of “The top 20 pharma

Exhibit 99.1
companies by 2025 revenue”. We previously used “The top 20 pharma companies by 2024 revenue”. As a result of this change, prior periods have been restated for comparative purposes.
Net revenue retention: Net revenue retention is a comparison of revenue generated from all clients in the previous 12 months period to total revenue generated from the same clients in the following year (i.e., excludes new client relationships for the most recent year).
Revenue per average full-time employee: We define revenue per average full-time employee (FTE) as total revenue over the last 12 months (LTM) divided by the average number of employees over the LTM, which is calculated by averaging our total number of FTEs at the end of the prior year period and our total FTE headcount at the end of the most recent period.
About OptimizeRx
OptimizeRx is a leading healthcare technology company that’s redefining how life science brands connect with patients and healthcare providers. Our platform combines innovative AI-driven tools like the Dynamic Audience Activation Platform (DAAP) and Micro-Neighborhood Targeting (MNT) to deliver timely, relevant, and hyper-local engagement. By bridging the gap between HCP and direct-to-consumer (DTC) strategies, we empower brands to create synchronized marketing solutions that drive faster treatment decisions and improved patient outcomes.
Our commitment to privacy-safe, patient-centric technology ensures that every interaction is designed to make a meaningful impact, delivering life-changing therapies to the right patients at the right time. Headquartered in Waltham, Massachusetts, OptimizeRx partners with some of the world’s leading pharmaceutical and life sciences companies to transform the healthcare landscape and create a healthier future for all.
For more information, follow the Company on X, LinkedIn or visit www.optimizerx.com.
Important Cautions Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipates”, “believes”, “estimates”, “expects”, “forecasts”, “intends”, “plans”, “projects”, “targets”, “designed”, “could”, “may”, “should”, “will” or other similar words and expressions are intended to identify these forward-looking statements. All statements that reflect the Company’s expectations, assumptions, projections, beliefs or opinions about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, statements relating to the Company’s future performance, expected revenues, expected adjusted EBITDA, the Company’s updated fiscal year 2026 guidance, expected trends in contracted revenue, expanding opportunities within key accounts, renewed customer spending, current strength in the RFP season resulting in growth in contracted revenue, anticipated demand in connection with the 2027 RFP season resulting in customers executing against their marketing budgets, the Company’s investments in commercial leadership and expanded product capabilities positioning the Company to capture additional demand and support future growth, the Company’s competitive advantages, including its AI-enabled platform, proprietary healthcare data and solutions, and integrated EHR network, the DAAP and AI-enabled audience intelligence capabilities, the Company’s partnerships with DeepIntent, The Trade Desk, and PulsePoint broadening programmatic access to the Company’s network, opportunities to increase network utilization, expand customer reach, and capture a greater share of pharmaceutical marketing budgets, the Company’s foundation for sustainable, profitable growth, and long-term shareholder value creation, and other statements relating to future performance, plans, and expectations. These forward-looking statements are based on the Company’s current expectations and involve assumptions regarding the Company’s business, the economy, and other future conditions that may never materialize or may prove to be incorrect. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties including, but not limited to, the effect of government regulation, seasonal trends, dependence on a concentrated group of customers, changes in the timing, amount or renewal of customer contracts and marketing budgets, the ability to successfully develop, commercialize and achieve market acceptance of AI-enabled products and solutions, reliance on third-party partners, including programmatic advertising partners, the Company’s indebtedness, cybersecurity incidents that could disrupt operations, the ability to keep pace with growing and evolving technology, the ability to maintain contracts with

Exhibit 99.1
electronic prescription platforms and electronic health records networks, competition, and other factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, its subsequent Quarterly Reports on Form 10-Q, and in other filings the Company has made and may make with the Securities and Exchange Commission in the future. One should not place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as may be required by law.

OptimizeRx Contact
Andy D’Silva, Chief Business Officer
adsilva@optimizerx.com

Investor Relations Contact
Douglas Farrell
LifeSci Advisors, LLC
dfarrell@lifesciadvisors.com

Exhibit 99.1

OPTIMIZERX CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	September 30, 2026	December 31, 2025
ASSETS	(unaudited)
Current assets
Cash and cash equivalents	$22,325	$23,365
Accounts receivable, net of allowance for credit losses of $295 and $260 at September 30, 2026 and December 31, 2025, respectively	25,175	37,752
Taxes receivable	1,653	752
Prepaid expenses and other	3,877	2,846
Total current assets	53,030	64,715
Property and equipment, net	115	106
Other assets
Goodwill	70,869	70,869
Patent rights, net	4,107	4,586
Technology assets, net	5,987	6,870
Customer relationships, net	27,570	29,340
Operating lease right of use assets	397	404
Security deposits and other assets	18	28
Total other assets	108,948	112,097
TOTAL ASSETS	$162,093	$176,918

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current portion of long-term debt	$1,250	$4,255
Accounts payable	1,838	1,636
Accrued expenses	5,108	11,591
Revenue share payable	1,552	3,086
Current portion of lease liabilities	232	193
Deferred revenue	502	503
Total current liabilities	10,482	21,264
Non-current liabilities
Long-term debt, net	11,479	21,421
Lease liabilities, net of current portion	185	234
Deferred tax liabilities, net	6,069	5,705
Total liabilities	28,215	48,624
Commitments and contingent liabilities
Stockholders’ equity
Preferred stock, $0.001 par value, 10,000,000 shares authorized, none issued and outstanding at September 30, 2026 or December 31, 2025	—	—
Common stock, $0.001 par value, 166,666,667 shares authorized, 20,648,099 and 20,500,986 shares issued at September 30, 2026 and December 31, 2025, respectively	21	20
Treasury stock, $0.001 par value, 1,741,397 shares held at September 30, 2026 and December 31, 2025	(2)	(2)
Additional paid-in-capital	213,083	207,512
Accumulated other comprehensive income	15	—
Accumulated deficit	(79,239)	(79,236)
Total stockholders’ equity	133,878	128,294
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$162,093	$176,918

Exhibit 99.1

OPTIMIZERX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in thousands, except share and per share data, unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2026	2025	2026	2025

Net revenue	$21,615	$26,067	$61,963	$77,190

Expenses
Cost of revenues, exclusive of depreciation and amortization presented separately below	5,369	8,551	15,097	27,695
Sales and marketing	4,399	5,517	14,656	16,367
General and administrative	3,400	4,169	10,615	12,635
Research and development	2,929	2,723	9,605	9,067
Stock-based compensation	1,784	1,956	5,820	5,002
Depreciation and amortization	1,064	1,080	3,192	3,249
Total expenses	18,945	23,996	58,985	74,015
Income from operations	2,670	2,071	2,978	3,175
Other income (expense)
Interest expense	(177)	(1,154)	(2,459)	(4,053)
Other income	11	62	87	139
Interest income	62	91	220	269
Total other expenses, net	(104)	(1,001)	(2,152)	(3,645)
Income (loss) before provision for income taxes	2,566	1,070	826	(470)
Income tax (expense) benefit	(1,371)	(291)	(829)	582
Net income (loss)	$1,195	$779	$(3)	$112

Other comprehensive income, net of tax:
Foreign currency translation adjustment	4	—	15	—
Comprehensive income	$1,199	$779	$12	$112

Weighted average number of shares outstanding – basic	18,866,127	18,576,199	18,804,756	18,519,665
Weighted average number of shares outstanding – diluted	19,221,763	19,459,877	18,804,756	19,021,905
Income (loss) per share – basic	$0.06	$0.04	$—	$0.01
Income (loss) per share – diluted	$0.06	$0.04	$—	$0.01

Exhibit 99.1

OPTIMIZERX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, unaudited)

	For the Nine Months Ended September 30,
	2026	2025
OPERATING ACTIVITIES:
Net (loss) income	$(3)	$112
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	3,192	3,249
Stock-based compensation	5,820	5,002
Bad debt expense	42	—
Amortization of debt issuance costs	670	785
Changes in:
Accounts receivable	12,535	5,985
Prepaid expenses and other assets	(1,031)	(448)
Accounts payable	202	(119)
Revenue share payable	(1,534)	(2,724)
Accrued expenses and other liabilities	(6,472)	1,913
Operating lease liabilities	(3)	15
Deferred tax liabilities	364	—
Taxes receivable and payable	(901)	(2,065)
Deferred revenue	(1)	(78)
NET CASH PROVIDED BY OPERATING ACTIVITIES	12,880	11,627

INVESTING ACTIVITIES:
Purchases of property and equipment	(68)	(47)
Capitalized software development costs	—	(91)
NET CASH USED IN INVESTING ACTIVITIES	(68)	(138)

FINANCING ACTIVITIES:
Cash paid for employee withholding taxes related to the vesting of restricted stock units	(271)	(188)
Proceeds from exercise of stock options	21	338
Proceeds from term loan, net of issuance costs	24,298	—
Repayment of long-term debt	(37,915)	(5,500)
NET CASH USED IN FINANCING ACTIVITIES	(13,867)	(5,350)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	15	—
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(1,040)	6,139
CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	23,365	13,380
CASH AND CASH EQUIVALENTS - END OF PERIOD	$22,325	$19,519

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$1,805	$6,677
Cash paid for income taxes	$1,375	$2,094

Exhibit 99.1

OPTIMIZERX CORPORATION
RECONCILIATION of GAAP to NON-GAAP FINANCIAL MEASURES
(in thousands, except share and per share data, unaudited)
This earnings release includes certain financial measures that are not prepared in accordance with generally accepted accounting principles (GAAP). These non-GAAP financial measures are performance measures that are not defined under GAAP and should be considered in addition to, and not as a substitute for, the most directly comparable GAAP measures. They may also not be comparable to similarly titled measures reported by other companies. Management believes that presenting these non-GAAP financial measures provides useful supplemental information that facilitates comparison of the Company's historical operating results and trends, and offers transparency into how management evaluates the business. Management uses these measures in making financial, operating and planning decisions and in evaluating the Company's performance. Excluding items that management does not consider reflective of ongoing operating results improves the comparability of year-over-year results and helps investors better understand the Company’s underlying performance. These adjustments may include items such as asset impairment charges, amortization, stock-based compensation, acquisition expenses, severance related to executive departures and reductions in force initiatives, shareholder activist related fees, CEO search fees, CMO search fees, other income, estimated income tax impact from adjustments and other items that management believes are not related to the Company’s ongoing performance.
RECONCILIATION of GAAP NET INCOME (LOSS) to NON-GAAP NET INCOME

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2026	2025	2026	2025
Net income (loss)	$1,195	$779	$(3)	$112
Depreciation and amortization	1,064	1,080	3,192	3,249
Stock-based compensation	1,784	1,956	5,820	5,002
Severance expenses	697	—	2,441	275
Shareholder activist related fees	—	—	—	451
CEO search fees	—	—	—	225
CMO search fees	80	—	120	—
Other income	(11)	(62)	(87)	(139)
Amortization of debt issuance costs	35	174	670	785
Estimated income tax impact from adjustments*	(1,009)	(871)	(3,362)	(2,724)
Non-GAAP net income	$3,835	$3,056	$8,791	$7,236

Non-GAAP net income per share
Diluted	$0.20	$0.16	$0.46	$0.38
Weighted average shares outstanding:
Diluted	19,221,763	19,459,877	19,074,626	19,021,905

*Estimated income tax impact from adjustments - consists of current and deferred income tax expense commensurate with the level of adjusted income before income taxes and utilizes an estimated current, blended U.S. and state statutory annual tax rate of 27.6% for all fiscal periods of fiscal 2026 and fiscal 2025. This rate may be subject to change in the future, including as a result of changes in tax policy or tax strategy.

Exhibit 99.1
RECONCILIATION of GAAP NET INCOME (LOSS) to ADJUSTED EBITDA

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2026	2025	2026	2025
Net income (loss)	$1,195	$779	$(3)	$112
Depreciation and amortization	1,064	1,080	3,192	3,249
Income tax expense (benefit)	1,371	291	829	(582)
Stock-based compensation	1,784	1,956	5,820	5,002
Severance expenses	697	—	2,441	275
Shareholder activist related fees	—	—	—	451
CEO search fees	—	—	—	225
CMO search fees	80	—	120	—
Other income	(11)	(62)	(87)	(139)
Interest expense, net	115	1,063	2,239	3,784
Adjusted EBITDA	$6,295	$5,107	$14,551	$12,377